      As filed with the Securities and Exchange Commission on June 17, 1999

                                                      Registration No. 333-80897

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                             -----------------------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                           GATEWAY ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                      44-0651207

(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                          500 DALLAS STREET, SUITE 2615
                              HOUSTON, TEXAS 77002
               (Address of Principal Executive Offices) (ZIP Code)

                        --------------------------------
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                      WITH
               ROBERT PANICO (1), CARL ROBEY (2) AND DOUGLAS MOSS (3)
                     (Full title of the plan or written contract)

                             -----------------------
                                MICHAEL T. FADDEN
                           GATEWAY ENERGY CORPORATION
                             500 DALLAS, SUITE 2615
                              HOUSTON, TEXAS 77002
                                 (713) 336-0844
                      (Name, address and telephone number,
                   including area code, of agent for service)
                               -----------------------

                                  With copy to:

                            ROCHELLE A. MULLEN, ESQ.
                  CLINE, WILLIAMS, WRIGHT, JOHNSON & OLDFATHER
                        1125 SOUTH 103RD ST. - SUITE 720
                           OMAHA, NEBRASKA 68124-1090

(1) The Company granted Mr. Panico a Non-Qualified Stock Option to purchase 35,000 shares of Common Stock on October 1, 1997.

(2) The Company granted Mr. Robey a Non-Qualified Stock Option to purchase 25,000 shares of Common Stock on October 1, 1997.

(3) The Company granted Mr. Moss a Non-Qualified Stock Option to purchase 25,000 shares of Common Stock on February 2, 1998.


                         CALCULATION OF REGISTRATION FEE

    ==========================================================================================================
    TITLE OF SECURITIES        AMOUNT OF SHARES       PROPOSED MAXIMUM          PROPOSED           AMOUNT OF
     TO BE REGISTERED          TO BE REGISTERED        OFFERING PRICE            MAXIMUM          REGISTRATION
                                                         PER SHARE           AGGREGATE PRICE           FEE
    ----------------------------------------------------------------------------------------------------------
       COMMON STOCK                 85,000                 $.245                $20,825               $5.79
    ==========================================================================================================

(1) THE PROPOSED MAXIMUM OFFERING PRICE WAS DETERMINED IN ACCORDANCE WITH RULE 457(c) UNDER THE SECURITIES ACT OF 1933, BASED ON THE AVERAGE OF THE BID AND ASKED PRICE OF SHARES OF THE SAME CLASS REPORTED ON THE BULLETIN BOARD SECTION OF NASDAQ ON JULY 26, 1999.

(2) In addition, pursuant to rule 416(c) under the securities act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the plans described herein.

ITEM 8.           EXHIBITS.

=============================================================
EXHIBIT
 NUMBER                        EXHIBIT
-------------------------------------------------------------
   5           Opinion of Counsel
  23.1         Consent of Auditors
  23.2         Consent of Counsel (included in Exhibit 5)
  99.1         Panico Non-Qualified Stock Option Agreement
  99.2         Robey Non-Qualified Stock Option Agreement
  99.3         Moss Non-Qualified Stock Option Agreement
=============================================================

         The contents of the S-8 Registration Statement (File No. 333-80897) is hereby incorporated by reference.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on July 22, 1999.

                                          GATEWAY ENERGY CORPORATION


                                   BY:             /s/
                                          ------------------------------------
                                          Scott D. Heflin, Director and Chief
                                          Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     /s/                        Chairman, CEO and President          7/22/99
--------------------------------
Michael T. Fadden


     /s/                        Director                             7/22/99
--------------------------------
Larry J. Horbach


     /s/                        Director                             7/22/99
--------------------------------
John B. Ewing


     /s/                        Director                             7/22/99
--------------------------------
Abe Yeddis


     /s/                        Director                             7/22/99
--------------------------------
Earl Hoffman


     /s/                        Director                             7/22/99
--------------------------------
Charles A. Holtgraves


     /s/                        Director                             7/22/99
--------------------------------
Gary McConnell






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